UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 26, 2004

CANO PETROLEUM, INC.
(formerly Huron Ventures, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	000-50386	98 0401645
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

The Oil & Gas Commerce Building, 309 West 7th Street, Suite 1600, Fort Worth, TX 76102
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (817) 698-0760

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

On May 26, 2004, Cano Petroleum, Inc. (formerly Huron Ventures, Inc.) (the "Registrant", "we" or "us") entered into an Agreement and Plan of Merger with Davenport Acquisition Corp., an Oklahoma corporation wholly-owned by the Registrant ("Subsidiary"), Davenport Field Unit Inc., a Texas corporation ("Davenport"), the shareholders of Davenport (the "Davenport Shareholders"), Cano Energy Corporation, a Texas corporation ("Cano"), and Big Sky Management Ltd., the Registrant's principal stockholder (the "Merger Agreement").

Under the terms of the Merger Agreement, we acquired 100 percent of Davenport's stock in exchange for the issuance by us of 5,165,000 million shares of our common stock (the "Acquisition Shares") to the Davenport Shareholders (approximately 33% percent of our outstanding shares) and certain additional consideration detailed in the Merger Agreement. Pursuant to the Merger Agreement we agreed to change our name to Cano Petroleum, Inc. The Merger Agreement was closed effective May 28, 2004 and the name change was effected on June 3, 2004.

Davenport's President, Mr. S. Jeff Johnson has been appointed our Chief Executive Officer and President, Michael Ricketts, CPA, has been appointed Chief Financial Officer and Secretary, and Thomas Cochrane has been appointed Executive Vice-President (Oil & Gas Operations).

About Davenport

Cano incorporated Davenport under the laws of the state of Texas on May 20, 2002 as a limited liability corporation for the sole purpose of holding certain oil, gas and mineral leasehold estates and personal property related thereto located in Lincoln County, Oklahoma covering 2,178 acres, more or less, and known more particularly as the "Davenport Property".

Cano is an independent energy company engaged in the acquisition, exploration and development of crude oil and natural gas properties in the United States controlled by Mr. Johnson. The Davenport Shareholders acquired Davenport from Cano for the purpose of entering into the Merger Agreement with us.

Davenport Property - History

The Davenport Property is a mature oil field that has previously undergone waterflood operations.

The field containing the Davenport Property was discovered in 1924. Waterflood operations were commenced in 1950. The initial well and subsequent three-year development, consisting of approximately 180 wells on 10-acre spacing, was the work of Magnolia Petroleum, one of the predecessors to ExxonMobil Corp.

Over the next twenty-five years, these 180 wells produced approximately 12,000,000 barrels of oil. The individual leases were then "unitized", to form the Davenport Property, in March of 1950, for the purpose of implementing a secondary recovery project (waterflood). In order to waterflood the Davenport Property, "liners" (extensions to the production casing), were cemented in place to effectively inject water into the oil producing zone.

The waterflood operation accounted for an additional 10,000,000 barrels of oil production (bringing the total production of the field to 22,000,000 barrels of oil). The flood operated with no significant improvements being made after 1963. Uneconomic wells were plugged and abandoned, leaving only 62 wellbores today.

The Property was sold to Maurice Brown Co., in 1979. Maurice Brown Co. made a significant "find" in 1980, when they drilled three new wells inside the Property, wells #184, #185, and #186. Two of these wells, #184 and #185, found commercial oil production by simply drilling between the old producing wells; this is a practice called "down-spacing" or "infill drilling", in this case from one well on each ten acres to one well on each five acres.

Davenport Property - Geology

The Davenport Property produces from the Prue Sandstone at approximately 3,450 feet, drilling depth. The Prue is of the Cherokee Group, Pennsylvanian age (285 to 325 million years old). Sand thickness in the reservoir averages 39 feet thick, with a maximum of over 60 feet thick, "pinching out" to less than 10 feet thick on the edges of the field. The sandstone oil reservoir is divided into three or more sand "lenses", separated by shales or "tight" sandstone. The better-developed, more continuous sand lenses exhibit high porosity (20+ percent), and good permeability (50 to 200 millidarcies). These "better developed lenses" were probably most conducive to the early waterflood; less porous and permeable sandstone lenses were probably not "swept" or minimally "swept" by the flood. Many sand lenses were not even penetrated by most of the well bores because of antiquated drilling practices. The oil gravity is 48 degrees, which also is conducive to an excellent waterflood.

The Davenport Field, as a whole, is a "dome like" feature, surrounded by impermeable shales. Trapped oil cannot escape or "migrate" because of the "stratigraphic" type trap, and trapped oil can be more particularly located by the combined "structural" (dome like) nature of the trap. Remaining oil reserves, in the Prue sandstone, should be found on the top of the "dome" in multiple sandstone layers.

Plan of Business

Our immediate plan of business is to increase production from our Davenport Property by investing in field improvements and drilling new wells. Our long term strategy is to concentrate on the acquisition of mature fields with established reserves that have declined to marginal production levels, but possess significant remaining upside exploitation potential. We plan to realize such potential through the implementation of various secondary and tertiary enhanced oil recovery operations, including water and chemical floods, infill drilling, reentries and recompletions of existing wells.

Sales and Revenue Distribution

The sole assets of Davenport consist of a 100% working interest and a 55% net revenue interest in the Davenport Property. See "Item 2 – Description of Property."

Davenport sells its share of production from its wells to an independent third party purchaser. We are paid at the prevailing posted price for Oklahoma sweet crude oil less certain marketing fees. We periodically review the price paid by our purchaser by comparing to other purchasers in the same area to ensure we are receiving a fair price for the crude oil production. Due to the number of possible purchasers, management does not believe that the loss of this purchaser would pose a significant risk to the continuity of Davenport's operations. Davenport does not maintain significant inventories.

Davenport's operating results for the years ended March 31, 2004 and 2003 were as follows:

	Years ended March 31,
	2004	2003
Oil Sales	$93,849	$111,535
Expenses	$(271,465)	$(141,171)
Net Loss	$(177,616)	$(29,636)

Competition

We compete with a number of other companies, including other independent operators which are more experienced and which have greater financial resources. We do not hold a significant competitive position in the oil and gas industry.

Compliance with Governmental Regulations

In the United States, legislation affecting the oil and gas industry has been pervasive and is under constant review for amendment or expansion. Pursuant to such legislation, numerous federal, state and local departments and agencies have issued extensive rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. Such laws and regulations have a significant impact on oil and gas drilling, gas processing plants and production activities, increase the cost of doing business and, consequently, affect profitability. Inasmuch as legislation affecting the oil and gas industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, the Registrant is unable to predict the future cost or impact of complying with such laws and regulations.

The Registrant considers the cost of environmental protection a necessary and manageable part of its business. Management believes the Registrant will be able to plan for and comply with new environmental initiatives without materially altering the Registrant's operating strategies.

Employees

As of May 28, 2004 Davenport did not have any employees. In connection with the Merger Agreement we have entered into employment agreements with Messrs. Johnson, Ricketts and Cochrane (see below) and have hired 4 additional full-time employees (all of whom who were formerly employees of Cano).

Employment Agreements

As required by the Merger Agreement, we have entered into the following Employment Agreements:

S. Jeff Johnson. Pursuant to the terms of an Employment Agreement dated May 28, 2004 we have appointed Mr. Johnson as our Chief Executive Officer and President for a term of two years ending June 30, 2006. We have also agreed to appoint Mr. Johnson to our board of directors, subject to compliance with applicable law. We have agreed to pay to Mr. Johnson a base salary of $250,000 during the first year of his agreement and $267,500 in the second year. In addition, we have agree to consider Mr. Johnson for an annual bonus (to be determined by our board of directors) of up to an additional $100,000 (to be paid in common stock based on the greater of $3.00 per share or the average closing price for the five days preceding the grant).

Michael Ricketts. Pursuant to the terms of an Employment Agreement dated May 28, 2004 we have appointed Mr. Ricketts as our Chief Financial Officer and Secretary for a term of two years ending June 30, 2006. We have also agreed to appoint Mr. Ricketts to our board of directors, subject to compliance with applicable law. We have agreed to pay to Mr. Ricketts a salary of $115,000 during the first year of his agreement and $123,050 in the second year.

Tom Cochrane. Pursuant to the terms of an Employment Agreement dated May 28, 2004 we have appointed Mr. Cochrane as our Executive Vice-President (Oil & Gas Operation) for a term of two years ending June 30, 2006. We have agreed to pay to Mr. Cochrane a salary of $125,000 during the first year of his agreement and $133,750 in the second year as well as a $35,000 signing bonus.

Description of Property

Our principal executive offices are located at The Oil & Gas Commerce Building, 309 West 7th Street, Suite 1600, Fort Worth, TX 76102 and our telephone number is 817-698-0760. Our principal executive offices comprise approximately 6,317 square feet are leased to Cano pursuant to a lease which expires on April 30, 2006 at a cost of $6,580.21 per month. We are currently negotiating with Cano to take assignment of this lease.

Voting Securities

The Common Stock is the only class of voting securities of the Registrant outstanding. As of May 26, 2004, there were 16,982,204 shares outstanding and entitled to one vote per share. On closing of the Merger Agreement, there were 15,647,204 shares of common outstanding and entitled to one vote per share.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Registrant's Common Stock immediately after the acquisition and the return to treasury discussed below, by:

  each person known to beneficially own more than five percent of the Common Stock;
  each officer and director of the Registrant; and
  all directors and executive officers as a group.
Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Class
S. Jeff Johnson c/o 309 West 7th Street, Suite 1600 Fort Worth, TX 76102	4,080,350	26.08%
Michael J. Ricketts c/o 309 West 7th Street, Suite 1600 Fort Worth, TX 76102	464,850	2.97%
Tom Cochrane c/o 309 West 7th Street, Suite 1600 Fort Worth, TX 76102	464,850	2.97%
Donnie Dale Dent c/o 309 West 7th Street, Suite 1600 Fort Worth, TX 76102	40,000.026%
Eric Boehnke 2121 Mathers Avenue West Vancouver, BC V6V 2H2	392,993	2.51%
All officers and directors, after completion of the Acquisitions	5,443,043	34.79%

Directors and Executive Officers

Appointment of New Directors and Executive Officers

Pursuant to the terms of the Merger Agreement we have appointed S. Jeff Johnson as our Chief Executive Officer and President, Michael Ricketts as our Chief Financial Officer and Secretary and Tom Cochrane as our Executive Vice-President (Oil & Gas Operations). The Merger Agreement also provides that, subject to compliance with applicable law, we will appoint Messrs. Johnson and Ricketts as well as Donnie Dale Dent to our Board of Directors. Our current director, Mr. Eric Boehnke, has agreed to resign following the appointment of the new directors. Set forth below is certain information with respect to these gentlemen, other than Mr. Boehnke:

S. Jeff Johnson. Mr. Johnson has over 15 years of experience in the oil & gas business. His career in the industry began in corporate finance, raising funds for oil and gas partnerships for Chesapeake Energy's South Texas projects. In 1993, he initiated his first independent oil and gas exploration venture, and in 1997 arranged the purchase of Scope Operating, Inc. which he sold in 1998. Mr. Johnson is a member of the Independent Petroleum Association of America and the Texas Independent Producers and Royalty Owners Association. Mr. Johnson serves on the Board of Directors of the Curtis Cokes Foundation, a Dallas, Texas-based non-profit organization that strives to improve the lives of inner-city youths and is an honorary co-chairman of House Majority Leader Tom Delay's Business Advisory Council

Michael Ricketts. Mr. Ricketts is a Certified Public Accountant with 24 years of diversified accounting and finance experience with large public and private companies. Prior to joining the Registrant he served as Treasury Director and Controller with TNP Enterprises, Inc. and its subsidiaries Texas New Mexico Power Company and First Choice Power Company. Mr. Ricketts has also been employed by Union Pacific Resource Company, an integrated oil and gas company and KPMG. He is a member of the Texas Society of Certified Public Accountants and was a past two-term president of the Fort Worth Treasury Management Association. Mr. Ricketts received a Bachelor of Science degree in accounting from Arizona State University.

Tom Cochrane. Mr. Cochrane brings Cano Petroleum over fifteen years of experience in water flooding and CO2 flooding. Prior to joining the Registrant, Mr. Cochrane spent more than ten years as an engineer with ExxonMobil Oil. Mr. Cochrane's expertise includes the coordination of injection and production logging, volumetric calculations, drill well candidate identification and review of proposed programs. Mr. Cochrane holds bachelors and masters degrees in Petroleum Engineering from the New Mexico Institute of Mining and Technology in Socorro, New Mexico.

Donnie Dale Dent. From 1995 to 1998, Mr. Dent served as President and CEO of RUSA Oil, Ltd., a company jointly formed by Dresser Industries and Petro-Hunt Corporation and engaged in the exploration and development of two large oil fields in Siberia. Prior to 1995, he served as Executive Vice President at OKC Limited Partnership. From 1991 to 1998 he acted in the capacity of General Director of Khantymansiysknnefthunt, a Russo-American oil and gas joint venture. Prior to 1991 was President of Box Energy Corporation. Dr. Dent has also served as General Counsel at Mesa Petroleum Corporation and as a staff attorney for Gulf Oil Corporation.

Mr. Dent sits on the Board of Directors of Southwest Christian College and is Chairman of the school's Audit Committee. He received his Bachelor of Science Degree in Petroleum Engineering from Texas Tech University, and a law degree from the University of Tulsa.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Registrant's executive officers and directors and persons who own more than 10% of a registered class of the Registrant's equity securities to file reports of their ownership thereof and changes in that ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Registrant with copies of all such reports they file.

Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that other filings were required for such persons, the Registrant believes that, during the nine month period ended March 31, 2004, its executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

Compensation of Directors

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy in the future. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments.

Executive Compensation

The following table sets forth in summary form the compensation received by our Chief Executive Officer and other officers earning in excess of $100,000, for the last three fiscal years of the Registrant.

Name and Principal Position	Annual Compensation				Long-Term Compensation			All Other Compensation
	Year	Annual Salary	Bonus	Other Annual Compensation	Restricted Stock Awarded	Warrants and Options	LTIP Payouts ($)
Eric Boehnke President and Chief Executive Officer	2003	0	0	0	0	0	0	0

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

Merger Agreement

Effective May 28, 2004 and pursuant to the Merger Agreement we acquired all of the ownership interests in Davenport, the sole assets of which consist of a 100% working interest and a 55% net revenue interest in certain oil, gas and mineral leasehold estates and personal property related thereto located in Lincoln County, Oklahoma covering 2,178 acres, more or less, and known more particularly as the "Davenport Property".

The remaining 45% net revenue interest in the Davenport Property is held, as to approximately 18%, by Cano and, as to approximately 17.5%, by Bluebonnet Resources Corporation, a former owner of the Davenport Property. The remaining 9.5% is held by over thirty unrelated individuals and corporations.

As consideration, we issued to the Davenport Shareholders a total of 5,165,000 shares of our common stock (the "Acquisition Shares") and, pursuant to the instructions of the Davenport Shareholders, paid the sum of $150,000 to Cano. In addition, to the acquisition of Davenport, we acquired all of Cano's right title and interest in and to the name "Cano" from Cano and agreed to manage the business of Cano on a cost plus 10% basis.

Management Group Stock Pool

Pursuant to the terms of the Merger Agreement, the Davenport Shareholders have agreed to place the 5,165,000 shares of our common stock received by them into escrow pursuant to the terms of a Management Stock Pool Agreement between us and the Davenport Shareholders. The Management Stock Pool Agreement has the following terms:

In the event that either of Messrs. Johnson. Ricketts or Cochrane (the "Executive Davenport Shareholders") resign prior to May 28, 2005, or in the event that any of the other Davenport Shareholders (the "Non-Executive Davenport Shareholders") ceased to be employees or directors of the Registrant prior to May 28, 2006, all of the Acquisition Shares issued to such shareholder will be cancelled and returned to treasury.

One half of the Acquisition Shares issued to each Executive Davenport Shareholder will be released to that Executive Davenport Shareholder on May 28, 2005. This release will be accelerated in the event that an Executive Davenport Shareholders is terminated without cause or resigns for good reason prior to May 28, 2005.

All of the Acquisition Shares issued to each Non-Executive Davenport Shareholder remaining in escrow will be released to that Non-Executive Davenport Shareholder on May 28, 2006.

The remaining one half of the Acquisition Shares (the "Performance Shares") will be released to the Executive Davenport Shareholders as follows (the "Performance Milestones):

in the event that the Registrant achieves both of the following performance milestones at June 30, 2005 or September 30, 2005 one half of the Performance Shares issued to a particular Executive Davenport Shareholder are to be released from escrow the Registrant has proven reserves of not less than 2,494 MBOE, and the Registrant has achieved a thirty day average barrel of oil per day production rate of not less than 1,547 barrels of oil per day; and

in the event that the Registrant achieves both of the following performance milestones at June 30, 2006 one half of the Performance Shares issued to a particular Executive Davenport Shareholder are to be released from escrow the Registrant has proven reserves of not less than 2,833 MBOE, and the Registrant has achieved a thirty day average barrel of oil per day production rate of not less than 1,521 barrels of oil per day.

In addition, in the event that the Registrant has proven reserves of not less than 3,777

MBOE at June 30, 2006 and has achieved a thirty day average barrel of oil per day production rate of not less than 2,028 barrels of oil per day at June 30, 2006, all of the Performance Shares are to be released.

Any Performance Shares not released from escrow above will be returned to treasury onor before October 31, 2006.

Investment Escrow Agreement

Pursuant to the terms of the Merger Agreement we agreed to place the sum of $1,650,000 into escrow to be disbursed approximately as follows:

  $428,000 to Cano on account of costs associated with the Davenport Property
  $355,000 to Bluebonnet Resources Corporation on account of monies due to it onaccount of the Davenport Property
  $867,000 to field improvements and drilling on the Davenport Property.

Operating Agreement

Pursuant to the terms of the Merger Agreement we also agreed to hire Vaca Operating LLC, an affiliate of Cano, to act as operator for the Davenport Property until August 31, 2004.

Return to Treasury and Debt Forgiveness Agreement

Pursuant to the terms of the Merger Agreement our principal stockholder, Eric Boehnke, areed to return to treasury of the Registrant a total of 6,500,000 shares of common stock and forgive debts owed to him by the Registrant in the amount of $70,000. As a result of the forgoing, Eric Boehnke will retain 392,993 common shares.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

In order to clarify the Registrant's capital structure and enhance the Registrant's appeal to a potential merger candidate, in March, 2004 the Registrant's President recommended to the holders of the Registrant's Series A Convertible Preferred Stock that they convert their shares into common stock at a price of $0.06 per share. In May, 2004 all of the holders of Series A Convertible Preferred Stock submitted conversion notices to convert their preferred shares into an aggregate of 10,000,000 shares of the Registrant's common stock.

Concurrent with the closing of the Merger Agreement, the Registrant closed a financing with gross proceeds to the Registrant of $2,000,000 through the issuance of 2,000 shares of non-voting Series B Convertible Preferred Stock at a price of $1,000 per share. Each share of Series B Convertible Preferred Stock is convertible, at any time, by the holder into shares of the Registrant's common stock at an effective price of $3.00 per share, subject to adjustments downward in the event that:

  the Registrant issues any common stock or securities convertible into common stock atan effective price of less than $3.00 per share until May 28, 2006, in which case theeffective price shall be that lower price; and
  the Registrant fails to meet the Performance Milestones as required by the ManagementStock Pool Stock Agreement (or the terms thereof are amended with the effect ofreducing or eliminating the Performance Milestones), in which case the effective priceshall be the lesser of (i) $3.00 per share or (ii) the average trailing five day bid price ofthe Registrant's common stock on the over-the-counter Bulletin Board, less a 25%discount.

The shares of Series B Convertible Preferred Stock were issued in reliance upon the exemption from registration provided by Regulation S. The Registrant has also granted to the holders of the Series B Convertible Preferred Stock demand registration rights.

The Registrant has undertaken a financing with gross proceeds to the Registrant of up to $8,000,000 through the issuance of up to 8,000 shares of non-voting Series C Convertible Preferred Stock at a price of $1,000 per share. Each share of Series C Convertible Preferred Stock is convertible, at any time, by the holder into shares of the Registrant's common stock at an effective price of $3.75 per share, subject to adjustments downwards in the event that:

  the Registrant issues any common stock or securities convertible into common stock atan effective price of less than $3.75 per share until the date which is two years fromissuance of the Series C Convertible Preferred Stock , in which case the effective priceshall be that lower price; and
  the Registrant fails to meet the Performance Milestones as required by the ManagementStock Pool Stock Agreement (or the terms thereof are amended with the effect ofreducing or eliminating the Performance Milestones), in which case the effective priceshall be the lesser of (i) $3.75 per share or (ii) the average trailing five day bid price ofthe Registrant's common stock on the over-the-counter Bulletin Board, less a 25%discount

The Registrant will also grant to the holders of the Series C Convertible Preferred Stock demand registration rights.

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired:

Audited Financial Statements of Davenport Field Unit LLC.

(b)	Pro forma financial information: Pro-forma consolidated financial statements of the Registrant and Davenport Field Unit LLC will be filed by amendment.

(c)	Exhibits:

99.1
Agreement and Plan of Merger made as of the 26th day of May, 2004, by and among Huron Ventures, Inc. Davenport Acquisition Corp., Davenport Field Unit Inc., the shareholders of Davenport Field Unit Inc., Cano Energy Corporation and Big Sky Management Ltd.

	99.2	Certificate of Designation for Series B Convertible Preferred Stock.

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.     REGULATION FD DISCLOSURE

Not applicable.

ITEM 10.     AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable.

ITEM 11.     TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS

Not applicable.

ITEM 12.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2004

CANO PETROLEUM, INC.

By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer